Exhibit 11. Statement of Computation of Per Share Earnings

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PATIENT INFOSYSTEMS, INC.

                                                Three Months Ended                 Six Months Ended
                                                     June 30,                          June 30,
                                              2000             1999             2000            1999

Net Loss                                 $(1,628,371)     $(2,042,886)     $(3,263,277)    $(3,756,616)
                                         ------------     ------------     ------------    ------------
Weighted average common and
     potential common shares                8,071,095        8,028,186        8,070,095       8,024,125
                                         ------------     ------------     ------------    ------------
Net Loss per share - Basic and Diluted        $(0.20)          $(0.25)          $(0.40)         $(0.47)
                                         ============     ============     ============    ============
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